From: Sunit Saxena
Sent: Thursday, May 06, 2010 12:49 PM
To: Adam Epstein; Kerry Smith
Cc: Art Knapp; Ryan M. Petersen; Richard Hunter
Subject: Resignation from OCZ Board

All:

Due to a dispute regarding compensation, I, am hereby resigning from the Board of Directors of OCZ Technology Group, Inc. and all committees of such Board effective May 6, 2010.

Sincerely

Sunit Saxena